                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                                 CINEMARK, INC.

         THE UNDERSIGNED, acting as the incorporator of a corporation under and in accordance with the General Corporation Law of the State of Delaware, hereby adopts the following Certificate of Incorporation for such corporation:

                                       I.

         The name of the corporation is Cinemark, Inc.

                                       II.

         The street address of the initial registered office of the corporation is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808, and the name of its initial registered agent at such address is Corporation Service Company.

                                      III.

         The purpose for which the corporation is organized is the transaction of any or all lawful acts and activities for which corporations may be incorporated under the General Corporation Law of the State of Delaware.

                                       IV.

         SECTION 1. GENERAL

         The aggregate number of shares of capital stock that the corporation shall have authority to issue is 550,000,000, of which (1) 50,000,000 shares shall be preferred stock, par value $0.001 per share; (2) 350,000,000 shares shall be designated Class A common stock, par value $0.001 per share ("CLASS A COMMON"); and (3) 150,000,000 shares shall be designated Class B common stock, par value $0.001 per share ("CLASS B COMMON," together with the Class A Common, the "COMMON STOCK"). Except as otherwise provided herein, the number of authorized shares of Class A Common, Class B Common or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding or reserved for issuance upon reclassification or conversion of the Class B Common or any series of preferred stock, or upon the exercise of outstanding options, warrants or other instruments or securities outstanding from time to time that are convertible into, or exchangeable for Common Stock or preferred stock) by the affirmative vote of a majority of the combined voting power of outstanding shares of capital stock of the corporation entitled to vote thereon, voting as a single class irrespective of the provisions of Section 242(b)(2) of the Delaware General

Corporation Law (or any successor provision thereto). This paragraph of Article IV shall not in any way limit the provisions of Section 242(b)(1) of the Delaware General Corporation Law other than with respect to the elimination of any class vote that would otherwise be required pursuant to Section 242(b)(2).

         The board of directors may determine the powers, designations, preferences and relative, participating, optional or other special rights, including voting rights, and the qualifications, limitations or restrictions thereof, of each class of preferred stock and of each series within any such class and may increase or decrease the number of shares within each such class or series; provided, however, that the board of directors may not decrease the number of shares within a class or series to less than the number of shares within such class or series that are then issued and may not increase the number of shares within a series above the total number of authorized shares of the applicable class for which the powers, designations, preferences and rights have not otherwise been set forth herein.

         SECTION 2. COMMON STOCK DISTRIBUTIONS

         Except as set forth below with respect to voting rights, the holders of Class A Common and the holders of Class B Common shall have identical rights and privileges in every respect, including identical rights per share to dividends and distributions of assets of the corporation. If the corporation in any manner subdivides or combines the outstanding shares of one class of common stock, the outstanding shares of the other class of common stock shall be proportionately subdivided or combined in a similar manner.

         SECTION 3. COMMON STOCK VOTING RIGHTS

         The holders of shares of Class A Common and the holders of Class B Common shall vote together as a class on all matters submitted to a vote of the stockholders of the corporation, except that the holders of the Class A Common shall be entitled to one (1) vote for each share held in any stockholder vote in which any such holder is entitled to participate and the holders of Class B Common shall be entitled to ten (10) votes for each share held in any stockholder vote in which any such holder is entitled to participate.

         SECTION 4. CONVERSION OF CLASS B COMMON

         For purposes of this Article IV, Section 4, the terms listed below shall have the following definitions:

                           "AFFILIATE" means, with respect to any Person, any
other Person that, directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person. The term "AFFILIATE" shall not include the corporation or any of its subsidiaries.

                           "CONTROL" (including with correlative meaning, the
terms "CONTROLLING", "CONTROLLED by" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                           "CONVERSION EVENT" means, with respect to Class B
Common Stock held by any Person, any transfer of such Class B Common to a Person who, immediately prior to such transfer, is not a holder of Class B Common or an Affiliate of the transferor or any such holder; provided, however, that a Conversion Event shall not include a transfer pursuant to a merger, consolidation or other restructuring of the corporation with or into one or more entities (whether or not the corporation is the surviving entity).

                           "PERSON" means any natural person and any
corporation, partnership, limited liability company, joint venture, trust, unincorporated organization and any other entity or organization.

                  (1) Conversion of Class B Common.

                           (a) Upon the occurrence of a Conversion Event, each share of Class B Common subject to such Conversion Event shall automatically convert into one share of Class A Common. Upon the occurrence of any Conversion Event, the holder or holders of Class B Common affected thereby shall promptly comply with the procedures for conversion of Class B Common to Class A Common as set forth in subsection 2 of this Article IV, Section 4.

                           (b) Each holder of Class B Common shall be entitled at any time to convert any or all of the shares of such holder's Class B Common into the same number of shares of Class A Common by electing to do so in accordance with the procedures set forth in subsection 2 of this Article IV, Section 4.

                  (2) Conversion Procedure.

                           (a) In connection with each conversion of shares of Class B Common into shares of Class A Common, the certificate or certificates representing the shares to be converted shall be surrendered at the principal office of the corporation at any time during normal business hours. In the case of an elective conversion pursuant to subsection 1(b) of this Article IV, Section 4, the surrender of the certificate or certificates representing such Class B Common shall be accompanied by a written notice by the holder of such shares stating that the holder desires to convert the shares, or a stated number of the shares, of such Class B Common represented by such certificate or certificates into shares of Class A Common.

                           (b) Each conversion pursuant to a Conversion Event shall be deemed to have been effected as of the date on which such Conversion Event occurred. Each elective conversion pursuant to subsection 1(b) shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and the corresponding notice has been received. Immediately upon the conversion of Class B Common into Class A Common, the rights of the holder of the converted Class B Common with respect to the shares so converted shall cease and the Person or Persons in whose name or names the certificate or certificates for shares of Class A Common are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common represented thereby.

                           (c) For each conversion effected pursuant to a Conversion Event, promptly after the surrender of certificates, the corporation shall issue and deliver the certificate or certificates for the Class A Common issuable upon such conversion. For each conversion effected pursuant to an elective conversion under subsection 1(b), promptly after the surrender of certificates and the receipt of written notice, the corporation shall issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Class A Common issuable upon such conversion and (b) a certificate representing any Class B Common which was represented by the certificate or certificates delivered to the corporation in connection with such conversion but which was not converted.

                           (d) The issuance of certificates for Class A Common upon conversion of Class B Common will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the corporation in connection with such conversion and the related issuance of Class A Common.

                           (e) The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common, solely for the purpose of issuance upon the conversion of the Class B Common, such number of shares of Class A Common issuable upon the conversion of all outstanding Class B Common. All shares of Class A Common which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The corporation shall take all such actions as may be necessary to assure that all such shares of Class A Common may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange or automatic quotation system upon which shares of Class A Common may be listed or quoted (except for official notice of issuance which will be immediately transmitted by the corporation upon issuance).

                           (f) The corporation shall not close its books against the transfer of shares of common stock in any manner which would interfere with the timely conversion of any shares of Class B Common.

         SECTION 5. CLASS B COMMON LEGEND

         Each certificate for shares of Class B Common shall bear a legend on the reverse side thereof reading as follows:

         "The shares of Class B Common Stock represented by this certificate may not be transferred to any person in connection with a transfer that does not meet the qualifications set forth in Article IV of the Certificate of Incorporation, as amended, of this Corporation. Any person who receives such shares in connection with a transfer that does not meet the qualifications prescribed by Article IV is not entitled to own or to be registered as the holder of such shares of Class B Common Stock, and such shares of Class B Common Stock shall automatically convert into an equal number of shares of Class A Common Stock. Each holder of this certificate, by accepting the same, accepts and agrees to all of the foregoing."

         SECTION 6. STOCK SPLIT, RECLASSIFICATION, STOCK DIVIDEND, RECAPITALIZATION, ETC.

         If the corporation in any manner subdivides (by way of stock split, reclassification, stock dividend, recapitalization or otherwise) or combines the outstanding shares of one class of Common Stock at a time when shares of the other class of Common Stock are outstanding, the outstanding shares of the other class of Common Stock will be likewise subdivided or combined. In connection with any such subdivision or combination, each share of Class B Common shall thereafter be convertible into, in lieu of one share of Class A Common, the same kind and amount of securities or other assets, or both, that were issuable or distributable to the holders of shares of outstanding Class A Common upon such subdivision or combination with respect to that number of shares of Class A Common into which each share of Class B Common would have been converted had such share of Class B Common been converted into Class A Common immediately prior to such subdivision or combination.

                                       V.

         The name and address of the incorporator is as follows:

                           Name                                                 Address
                           ----                                                 -------
                  Michael D. Cavalier                                  3900 Dallas Parkway, Suite 500
                                                                       Plano, Texas 75093

                                       VI.

         The board of directors shall be divided into three classes, designated Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three, and if a fraction is also contained in such quotient, then if such fraction is one-third, the extra director shall be a member of Class I, and if the fraction is two-thirds, one of the extra directors shall be a member of Class I and the other shall be a member of Class II. The term of the initial Class I directors shall terminated on the date of the 2003 annual meeting; the term of the initial Class II directors shall terminate on the date of the 2004 annual meeting; and the term of the initial Class III directors shall terminate on the date of the 2005 annual meeting. At each succeeding annual meeting of stockholders beginning in 2003, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. The number of directors of the corporation shall not be less than six nor more than twelve, the exact number of directors to be such number as may be set from time to time within the limits set forth above by resolution adopted by affirmative vote of a majority of the Board of Directors.

         Subject to any provisions contained in the corporation's bylaws regarding the restrictions on and the conditions to the stockholders' ability to call a meeting of the stockholders of the corporation, and subject to the next sentence, any director may be removed from office at any time with or without cause, by the affirmative vote of a majority of the combined voting power of outstanding shares of capital stock of the corporation entitled to vote thereon, voting as a single class as contemplated under Article IV. During any period of time that the outstanding shares of Class B Common represent less than a majority of the combined voting power of the outstanding shares of capital stock of the corporation entitled to vote thereon, the directors of the corporation may be removed by the affirmative vote of a majority of the combined voting power of outstanding shares of capital stock of the corporation entitled to vote thereon, voting as a single class as contemplated under Article IV, only for cause and only at a meeting of stockholders of the corporation called for the purpose in accordance with the corporation's bylaws.

         The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation, and the following persons shall thereupon serve as directors of the corporation in the designated class until the first annual meeting of stockholders or until their successors are duly elected and qualified:

                           Name                        Address                   Class
                           ----                        -------                   -----
                  Lee Roy Mitchell          3900 Dallas Parkway, Suite 500      Class I
                                            Plano, Texas  75093

                  Tandy Mitchell            3900 Dallas Parkway, Suite 500      Class II
                                            Plano, Texas  75093

                  Alan W. Stock             3900 Dallas Parkway, Suite 500     Class III
                                            Plano, Texas  75093

                  Robert Copple             3900 Dallas Parkway, Suite 500     Class I
                                            Plano, Texas  75093

                  James A. Stern            3900 Dallas Parkway, Suite 500     Class I
                                            Plano, Texas  75093

                  William Spiegel           3900 Dallas Parkway, Suite 500      Class II
                                            Plano, Texas  75093

                  Denny Rydberg             3900 Dallas Parkway, Suite 500      Class II
                                            Plano, Texas  75093

                                      VII.

         To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or amendment of this Article by the stockholders of the corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any limitation on the personal liability of any director of the corporation at the time of such repeal or amendment.

                                      VIII.

         The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding (whether or not by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, nonprofit entity, employee benefit plan or other enterprise, against all judgments, penalties (including excise and similar taxes), fines, settlements and expenses (including attorneys' fees and court costs) actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by any applicable law, and such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to this Article. The right to indemnification under this Article shall be a contract right and shall include, with respect to directors and officers, the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its disposition; provided, however, that, if the General

Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The corporation may, by action of its board of directors, pay such expenses incurred by employees and agents of the corporation upon such terms as the board of directors deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any repeal or amendment of this Article by the stockholders of the corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and not adversely affect the indemnification of any person who may be indemnified at the time of such repeal or amendment.

                                       IX.

         No contract or other transaction between the corporation and any other corporation and no other acts of the corporation with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors or officers of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director or officer of the corporation individually, or any firm or association of which any director or officer may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he individually or as a member of such firm or association is such a party or is so interested shall be disclosed or shall have been known to the board of directors or a majority of such members thereof as shall be present at any meeting of the board of directors at which action upon any such contract or transaction shall be taken; and any director of the corporation who is also a director or officer of such other corporation or who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such a director or officer of such other corporation or not so interested. Any director of the corporation may vote upon any contract or any other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director or officer of such subsidiary or affiliated corporation.

         Any contract, transaction, act of the corporation or of the directors, which shall be ratified at any annual meeting of the stockholders of the corporation, or at any special meeting of the stockholders of the corporation, or at any special meeting called for such purpose, shall, insofar as permitted by law, be as valid and as binding as though ratified by every stockholder of the corporation; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

                                       X.

         During any period of time that the outstanding shares of Class B Common represent less than a majority of the combined voting power of the outstanding shares of capital stock of the corporation, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation, and no action shall be taken by the stockholders of the corporation by written consent.

                                       XI.

         Election of directors need not be by written ballot. In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to adopt the original bylaws of the corporation, to amend or repeal the bylaws or to adopt new bylaws, subject to any limitations which may be contained in such bylaws. The affirmative vote of at least a majority of the entire board of directors shall be required to adopt, amend, alter or repeal the bylaws.

                                      XII.

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed in this certificate of incorporation, the bylaws, or the Delaware General Corporation Law, and all rights herein conferred upon stockholders are granted subject to such reservation.

         Except where the board of directors is permitted by law or by this certificate of incorporation to act without any action by the stockholders and except as otherwise provided by law or as otherwise provided in this certificate of incorporation, and subject to any voting rights granted to holders of any outstanding shares of preferred stock, provisions of this certificate of incorporation shall not be adopted, repealed, altered or amended, in whole or in part, without the approval of a majority of the combined voting power of the outstanding shares of capital stock of the corporation entitled to vote thereon, voting as a single class; provided, however, that the holders of the outstanding shares of a class shall be entitled to vote as a class upon any proposed amendment of this certificate of incorporation (including, without limitation, the provisions of this Article XII) that would alter or change the relative powers, preferences or participating, optional or other special rights of the shares of such class so as to affect them adversely vis-a-vis the holders of any other class. Any increase or decrease (but not below the number of shares thereof then outstanding or reserved for issuance upon conversion of the Class B Common or any series of preferred stock) in the authorized number of shares of any class or classes of capital stock of the corporation or creation, authorization or issuance of any rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of any such class or classes of capital stock shall be deemed not to affect adversely the powers, preferences or special rights of the shares of Class A Common, Class B Common or preferred stock.

         IN WITNESS WHEREOF, the incorporator has executed this Certificate of Incorporation on the 16th day of May, 2002.

                                       INCORPORATOR


                                       /s/ MICHAEL D. CAVALIER
                                       -----------------------------------------
                                       Michael D. Cavalier